BA MASTER CREDIT CARD TRUST
                                  SERIES 1996-A

                     Monthly Period Ending: OCTOBER 31,1996
                                            ---------------


                                PORTFOLIO STATUS
                                ----------------

                                              # of Accounts           Dollars
                                              -------------           -------

Total Outstanding                              2,908,100        3,910,953,850.77

       (a)  Total Principal Outstandings          N/A           3,855,222,247.68

       (b)  Total Finance Charge Outstandings     N/A              55,731,603.09


Adjusted Investor Interest                                        500,000,000.00

       (a)  Class A Adjusted Investor Interest                    427,500,000.00

       (b)  Class B Investor Interest                              32,500,000.00

       (c)  Collateral Interest                                    40,000,000.00




Delinquencies                                                     154,080,374.41

        %  of  Total Outstandings                                        3.9397%

Gross Credit Losses                                                19,000,069.72

        % of Total Outstandings                                          0.4858%

Investor Default Amount                                             2,408,277.84
        % Adjusted Investor Interest                                     0.4817%

Monthly Payment Rate                                                    14.5140%

Payments and Yield                                                   Amount
------------------                                                   ------

Amount of Collections of Principal Receivables
in Trust                                                         $508,972,994.10

Amount of Collections of Finance Charge
Receivables in Trust                                             $ 58,663,495.54

Aggregate Amount of Collections of Principal
Receivable (allocable to Investor Interest)                      $ 64,512,835.97

   (a)      Shared Principal Collections
            (allocable to Investor Interest -
            if any)                                              $          0.00

Aggregate Amount of Collections of Finance
Charge Receivable (allocable to Adjusted
Investor Interest)                                               $  7,711,341.31

   (a)      Periodic Finance Charge other fees,
            including Cash Advance Fees, Late
            Fees and charges for Credit
            Insurance and Special Fees
            (excluding Recoveries)                               $  7,208,148.31

   (b)      Recoveries                                           $     47,680.12

   (c)      Annual Membership Fees                               $    227,508.41

   (d)      Interchange (if any)                                 $    228,004.47


                                                                     Amount
                                                                     ------

Principal Funding Account Balance                                     0.00

Principal Funding Investment Proceeds                                 0.00

Required Reserve Account Amount                                       0.00

      % of Class A Investor Interest                                  0.00%

Reserve Account Amount                                                0.00

        % of Class A Investor Interest                                0.00%

Interest and earnings on funds on deposit in
the Reserve Account (accrued since the
preceding Transfer Date as per Section 4.15(b))                       0.00

Servicer Interchange                                              416,666.67

            % of Adjusted Investor Interest                           1.00%



Gross Portfolio Yield                                               19.5072%

Default Rate (Gross)                                                 5.7799%

Portfolio Yield (Net)                                               13.7273%

Base Rate                                                            7.7337%

Excess Spread Percentage                                             5.9936%

Excess Spread                                                     $2,497,364.57

Spread Account Cap Percentage                                         0.00%

Spread Account Cap                                            $       0.00

Spread Account Amount                                         $       0.00

            % of Initial Investor Interest                            0.00%

Investment Earnings                                           $       0.00